SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ___ )

Filed by the Registrant                      [ x ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss.240.14a-11(c)

                                 Tubby's, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

- ------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[   ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
[   ] Previously paid.

      1) Title of each class of securities to which transaction applies;
      2) Aggregate number of securities to which transaction applies;
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined);
      4) Proposed maximum aggregate value of transactions;
      5) Total fee paid;

[ x ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.
      3) Filing Party:
      4) Date Filed:

                                 TUBBY'S, INC.

                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                                  May 6, 1996

To the shareholders of Tubby's, Inc.:

      You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Tubby's, Inc. to be held at 10:00 a.m. EST, on Thursday, June 13, 1996, at the Moravian Hills Country Club, 56 South Groesbeck, Clinton Township, Michigan 48036, for the following purposes:

      1. To elect Directors to serve for the ensuing year and until their successors are elected;

      2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized common stock from 30,000,000 to 60,000,000 shares; and,

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on April 26, 1996 as the record date for the determination of shareholders entitled to vote at the Meeting or any adjournment thereof.

      You are cordially invited to attend the Meeting. Your vote is important. Whether you plan to attend the Meeting or not, you are requested to complete, date and sign the enclosed proxy form and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          /s/ Vincent J. Tatone
                                          ---------------------
                                          Vincent J. Tatone
                                          Secretary

Dated: May 6, 1996

                                PROXY STATEMENT

                                 TUBBY'S, INC.
                           6029 E. Fourteen Mile Road
                     Sterling Heights, Michigan  48312-5801

                      1996 Annual Meeting of Shareholders

                                  May 6, 1996

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tubby's, Inc., a New Jersey corporation (the "Company"), to be voted at the 1996 Annual Meeting of Shareholders of the Company (the "Meeting"), to be held on Thursday, June 13, 1996 at the Moravian Hills Country Club, 56 South Groesbeck, Clinton Township, Michigan 48036, at 10:00 a.m. The approximate mailing date of this Proxy Statement is May 3, 1996.

      All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein.

      Unless instructions to the contrary are marked, proxies will be voted for the election of seven directors and to increase the number of authorized shares from 30 million to 60 million. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Company.

      The Directors have fixed the close of business on April 26, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of April 18, 1996, the Company had outstanding 25,381,131 shares of common stock, par value $0.001 per share.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Set forth below is certain information concerning management and other persons who are known by the Company to own beneficially more than 5% of the Company's common stock, $0.001 par value, on November 30, 1995.

                                                           Amount and Nature      Percent of
        Name of Beneficial Owner                            of Ownership(1)        Class(2)
        ------------------------                           -----------------      ----------

Robert M. Paganes ...................................          2,800,241             11.0%
6029 E. Fourteen Mile Road                                     President
Sterling Heights, Michigan 48312                                Director

Peter T. Paganes ....................................          1,914,000              7.5%
6029 E. Fourteen Mile Road                                   Vice President
Sterling Heights, Michigan 48312                                Director

Vincent J. Tatone ...................................          1,000,000              5.1%(3)
6029 E. Fourteen Mile Road                                     Secretary
Sterling Heights, Michigan 48312                                Director

John M. Fayad .......................................          1,175,000              4.6%
P.O. Box 388                                                    Director
Roseville, Michigan 48066

Ralph R. Roberts ....................................          1,025,000              4.0%
30521 Schoenherr                                                Director
Warren, Michigan 48093

Ronald Boraks .......................................              0                  0.0%(4)
38345 West Ten Mile Road, Suite 300                             Director
Farmington Hills, Michigan 48335

J. Thomas Paganes ...................................          2,325,752              9.2%
38633 Moravian                                                  Director
Mount Clemens, Michigan 48043

Melvyn B. Erdos .....................................            6,500                0.4%(3)
6029 E. Fourteen Mile Road                              Chief Financial Officer
Sterling Heights, Michigan 48312                              Shareholder

Patrick J. McCourt ..................................          1,510,000              5.9%
830 Helston Court                                             Shareholder
Bloomfield Hills, Michigan

All Executive Officers & Directors as a Group (8               10,246,493            40.4%
  persons) ..........................................

- ----------------
(1) The nature of ownership is sole voting and investment power unless otherwise indicated.

(2) As of March 10, 1996.

(3) Pursuant to the rules of the Securities and Exchange Commission, the Company's common stock which is not outstanding but which is subject to options is deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the optionee, but not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(4) Less than 1%.


      The Company has no standing audit or nominating committees of the Board of Directors, or committees performing similar functions. The Board of Directors will elect a Compensation Committee comprised of two employee directors and one independent director which selects employees to be granted options under the Company's stock option plans, determines the size and terms of options to be granted to each employee selected, determines the time when options will be granted and establishes objectives and conditions, if any, for earning options. The Company has a Management Proxy Committee comprised of Messrs. Peter T. Paganes and Robert M. Paganes to cast votes represented by properly executed proxies.

      A copy of the Company's Annual Report for the year ended November 30, 1995, including audited financial statements, accompanies this proxy statement. Additional copies of the Annual Report and copies of the Company's Form 10-KSB are available upon written request to Tubby's, Inc., 6029 E. Fourteen Mile Road, Sterling Heights, Michigan 48312-5801.

      The Directors of the Company know of no business other than to elect a Board of seven (7) directors and to increase the number of authorized shares from 30 million to 60 million which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                                 PROPOSAL NO. 1
                            (Election of Directors)

      Seven directors constituting the entire Board of Directors, are proposed to be elected and hold office until the 1997 Annual Meeting and until their successors are elected and qualified.

      All nominees for election have indicated their willingness to serve, but if any of them should decline or be unable to serve as a director, it is intended that the enclosed proxy will be voted for the election of such person or persons as are nominated as replacements by the Board of Directors in accordance with the By-Laws of the Company.

                                    Nominees

                                       Position Held with
        Name                 Age             Company
        ----                 ---       ------------------
Robert M. Paganes ........    39   President, Chief Executive Officer, Director
Peter T. Paganes .........    51   Chairman of the Board, Vice-President, Director
Vincent J. Tatone ........    39   Secretary and Director
John M. Fayad ............    48   Director
Ralph R. Roberts .........    39   Director
Ronald Boraks ............    36   Director
J. Thomas Paganes ........    53   Director

      Robert M. Paganes was a founder of Tubby's Sub Shops, Inc., which was formed in December, 1977. Mr. Paganes has been an officer and Director of Tubby's, Inc., since May of 1986. Since 1979, Mr. Paganes has also been an owner and operator of Tubby's Submarine Shop franchises in the Detroit, Michigan area. From 1990 through June 9, 1994, Mr. Paganes was Vice-President and Secretary of the Company. On June 10, 1994, Mr. Paganes was elected President and on August 12, 1994, he was elected as Chief Executive Officer of the Company.

      Peter T. Paganes has been a Vice-President and Director of Tubby's, Inc. since May, 1986. In May, 1990, Mr. Paganes was appointed as Vice-Chairman of the Board of the Company. Mr. Paganes was a founder of Tubby's Sub Shops, Inc., which was incorporated in December, 1977. Mr. Paganes has also been an owner and operator of Tubby's Submarine Shops franchises in the Detroit, Michigan area since 1973. On August 12, 1994, Mr. Paganes was elected as Chairman of the Board of the Company.

      Vincent J. Tatone was appointed to the Board of Directors of the Company in January, 1993. Mr. Tatone graduated, cum laude, from the University of Detroit Law School in 1985, where he was Executive Editor of the University of Detroit Law Review, received the Clarence M. Burton and Presidential Scholarships and was enrolled as a lifetime member of the Alpha Signma Nu National Jesuit Honor Society. Mr. Tatone became General Counsel to the Company in April, 1994, and was elected as Secretary of the Company on August 12, 1994.

      John M. Fayad was born August 10, 1947. Mr. Fayad graduated from Western Michigan University in 1969 where he majored in finance and accounting. After graduation, Mr. Fayad was drafted to serve in Vietnam. When Mr. Fayad returned, he began work at the senior level for Arthur Andersen for five years. Mr. Fayad then worked at Bach (n/k/a Prudential Securities) as a broker/tax advisor for professionals. In 1975/1976, Mr. Fayad was employed by Alkar Steel, a Michigan corporation located in Roseville, Michigan. In 1977, he became Chief Financial Officer and, in 1982, acquired a 50% ownership interest in Alkar. In 1990, he acquired 100% ownership of Alkar Steel.

      Ralph R. Roberts is President of Ralph R. Roberts Real Estate, Inc., in Warren, Michigan. He is a Certified Residential Specialist and a graduate of Realtors Institute. Mr. Roberts has been a Real Estate broker for the past 18 years specializing in real estate investment programs. Mr. Roberts' professional affiliations are the National, Michigan, Macomb, and South Oakland County Board of REALTORS, Michigan Education Council member and founder of Metro Networking Professionals. Mr. Roberts also is active in local civic and charitable organizations.

      Ronald Boraks has been in the real estate and property management business for the past 15 years. He has a bachelor of science degree in operations management from Wayne State University and a juris doctor degree from the University of Detroit School of Law. Mr. Boraks is licensed by the State of Michigan as an attorney, real estate broker and residential builder and specializes in financial and administrative management. Mr. Boraks is an officer and director of Certified Realty, Inc., located in Farmington Hills, Michigan.

      J. Thomas Paganes was the Treasurer and a Director of Tubby's Sub Shops, Inc. In March, 1989, Mr. Paganes was elected President of Tubby's, Inc. From May, 1990 through June 9, 1994, Mr. Paganes was Chairman of the Board of the Company. Mr. Paganes was a founder of Tubby's Sub Shops, Inc., a Michigan corporation, which was incorporated in December, 1977. Since 1977, Mr. Paganes has also been self-employed as an owner and operator of Tubby's Submarine Shop franchises.

                    Reports and Board of Directors Meetings

      To the best of the Company's knowledge, based solely upon a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year, three directors, Messrs. Fayad, Roberts and Boraks, failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. They each filed one late report.

      There were six (6) meetings of the Board of Directors held during the past fiscal year. Each director attended at least seventy-five percent of the meetings of the Board of Directors during the fiscal year ended November 30, 1995, except J. Thomas Paganes, who missed three (3) meetings.

                     Compensation of Directors and Officers

      The following table sets forth compensation awarded to, earned by or paid to the Company's President and Chief Executive Officer. No other officer of the Company earned a salary and bonus of more than $100,000 during the Company's fiscal year ending November 30, 1995. The Company did not grant any options, restricted stock awards or stock appreciation rights, nor pay compensation that would qualify as "All Other Compensation", nor did the Company make payments to any Executive Officer earning an annual salary or bonus in excess of $100,000, which may be categorized as "Other Annual Compensation" or "LTIP Payouts", during the Company's fiscal year ended November 30, 1995.

 Name and Principal Position            Fiscal Year   Salary ($)
 ---------------------------            -----------   ----------
Robert M. Paganes                           1995        72,099
  President & Chief Executive Officer

      No stock options were granted to the above-named Executive Officer during the fiscal year ended November 30, 1995.

                            Directors' Compensation

      A fee of $500 per meeting attended was paid to each independent, non-employee Director for their services as such for the fiscal year ended November 30, 1995. The total amount paid to independent Directors as a group was $7,000.

                 Certain Relationships and Related Transactions

      Peter T. Paganes and Robert M. Paganes, each of whom is a director, officer and shareholder of the Company and owns and operates franchised stores, and J. Thomas Paganes, who is a director and shareholder of the Company and owns and operates franchised stores, received loans and advances in years prior to 1991 related to their stores.

      As of November 30, 1995:
          Included in Accounts Receivable .....................   $  25,968
          Included in Other Assets; Notes Receivable ..........   $  45,864

      For the year ended November 30, 1995:
          Included in Revenue .................................   $ 170,756
          Included in Interest Income .........................   $   7,450

      Prior to January 1, 1993, the above persons had an exemption from paying royalties on their stores. Effective January 1, 1993, this exemption was limited to previously existing stores and was discontinued until such time as these persons were not employed by the Company. Each of the above persons is in full compliance with all personal obligations to the Company as of November 30, 1995.

      As of November 30, 1995, certain of the officers and directors of the Company had remaining balances regarding loans from the Company and/or credits for loans made to the Company. The loans made to Robert M. Paganes called for quarterly payments of principal and interest at 9% per annum and Robert M. Paganes was in full compliance with these loans as of November 30, 1995. The activity of such accounts for the year ended November 30, 1995, is shown below.

                              Balance
                             Beginning                             Balance
       1995                   12/1/94    Additions   Deductions   11/30/95
       ----                  ---------   ---------   ----------   --------
Robert M. Paganes ........   $  65,894               $ (20,030)   $ 45,864
Peter T. Paganes .........      51,847                 (51,847)        -0-
J. Thomas Paganes ........      (2,195)    $2,195                      -0-
    Total ................    $115,546     $2,195    $ (71,877)   $ 45,864

      The following table summarizes the amounts due as of November 30, 1995 from all stores owned by officers or directors of the Company:

                                                                            Amount Due from
                                                            Number of          Stores at
                         Name                           Franchises Owned   November 30, 1995
                         ----                           ----------------   -----------------
Robert M. Paganes ...................................           2               $11,453
Peter T. Paganes ....................................           1                 3,623
    Amount due from Officers ........................           3                15,076
J. Thomas Paganes ...................................           3                10,892
    Amount Due from Officers and Directors ..........           6               $25,968

      On January 27, 1995, the Board of Directors authorized the sale of 5,000,000 shares of restricted common stock through private placements at $0.08 per share and, on February 28, 1995, amended the authorization to increase the number of shares to 5,750,000. In February and March of 1995, the Company sold 2,750,000 shares to four unrelated investors and sold 2,000,000 shares to officers/ directors, 1,000,000 to Robert M. Paganes and 1,000,000 to Vincent J. Tatone, resulting in total cash proceeds to the Company of $380,000. In addition, the Company sold 1,000,000 shares of restricted common stock to Peter T. Paganes in exchange for all of the stock of P.T.P., Inc., a Michigan corporation, which owned and operated a Tubby's Sub Shop, valued at $80,000, which was determined on the basis of historical valuation methods used with unrelated franchisees. The Company sold all of the assets of P.T.P., Inc., on January 15, 1996, for $83,750, which resulted in a gain of $14,346 on the sale.

                                 PROPOSAL NO. 2
                        (Increase in Authorized Shares)

      The Company's Certificate of Incorporation presently provides that the number of shares which the Company shall have the authority to issue is 30,000,000 shares of common stock, par value $.001 per share. As of April 18, 1996, there were 25,381,131 shares issued and outstanding.

      The Board of Directors recommends that the Company's Certificate of Incorporation be amended to increase the number of authorized shares from 30,000,000 to 60,000,000 shares. This increase is necessary to enable the Company to issue shares for future stock splits, stock dividends, potential acquisitions, employee stock options, and for other corporate purposes. The Company has no present plans to issue any additional shares of common stock.

      At the annual meeting, the shareholders are being requested to consider and approve the amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of the common stock ill be required to approve the amendment to the Certificate of Incorporation. It is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the amendment unless the proxy contains instructions to the contrary, in which case the proxy will be voted pursuant to such instructions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                            Independent Accountants

      The Board of Directors has selected BDO Seidman, independent public accountants, to examine the financial statements of the Company for the year ending November 30, 1996. A representative of BDO is expected to be present at that Meeting. Ernst & Young, who was replaced by BDO, has signed off with a fair opinion of the Company's consolidated financial statements.

                           Proposals of Shareholders

      Shareholder proposals for the 1997 Annual Meeting of Shareholders must be received by the Company at 6029 E. Fourteen Mile Road, Sterling Heights, Michigan 48312-5801 before the close of business on January 3, 1997 for consideration for inclusion in the Company's proxy statement. Shareholder proposals should be addressed to the attention of the Company's Secretary.

                                 Miscellaneous

      The Board of Directors is not aware of any other business that will be presented for action at the Meeting. If any other business comes before the Meeting, the Management Proxy Committee has been directed by the Board of Directors to cast such votes at their discretion. The cost of preparing and mailing the notice of meeting, proxy statement and proxy to the shareholders will be borne by the Company.

                                          By Order of the Board of Directors

                                          /s/ Vincent J. Tatone
                                          ---------------------
                                          Vincent J. Tatone
                                          Secretary

Dated: May 6, 1996

[ FORM OF PROXY -- FRONT ]

                                 TUBBY'S, INC.
              Proxy Solicited on Behalf of the Board of Directors
                 for Annual Shareholders Meeting June 13, 1996

      The undersigned hereby appointed PETER T. PAGANES and ROBERT M. PAGANES, jointly and severally, proxies, with the full pwoer of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Tubby's, Inc., to be held at the Moravian Hills Country Club, 56 South Groesbeck, Clinton Township, Michigan on Thursday, June 13, 1996 at 10:00 a.m., or at any adjournments thereof, and to vote all shares of common stock of Tubby's, Inc. which the undersigned is entitled to vote, and act with all the powers the undersigned would possess if personally present at the meeting:

      1.  "FOR" [ ]        "AGAINST" [ ]        "WITHHOLD VOTE FOR" [ ]
the election of the following persons as Directors of the Company to hold office until the next Annual Meeting and until their successors shall have been elected and qualified:

Robert M. Paganes, Peter T. Paganes, Vincent J. Tatone, John M. Fayad, Ralph R.
                  Roberts, Ronald Boraks and J. Thomas Paganes
    A VOTE FOR ANY OF THE ABOVE MAY BE WITHHELD BY LINING OUT THEIR NAME(S).

      2.  "FOR" [ ]        "AGAINST" [ ]        "WITHHOLD VOTE FOR" [ ]
amending the Company's Certificate of Incorporation to increase the number of authorized common stock from 30,000,000 to 60,000,000 shares.

      3. In their discretion, for or against such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors recommends a vote "FOR" Item 1. The Board of Directors recommends a vote "FOR" Item 2.

      Unless otherwise directed herein, the proxy or proxies appointed hereby are authorized to vote "FOR" Items 1 and 2 and to vote in their discretion with respect to all other matters which may come before the meeting or any adjournments thereof.

      If only one of the above-named proxies shall be present in person or by substitute at the Meeting, or any adjournment thereof, then that one, either in person or by substitute, may exercise all of the powers hereby given.

      This proxy may be revoked prior to its exercise.

                                               (Continued on the reverse side.)

[ FORM OF PROXY -- BACK ]

                         (Continued from reverse side)

Any proxy or proxies heretofore given to vote such shares are hereby revoked.

                                          Dated: _________________ ,1996

                                          ______________________________

                                          ______________________________

                                          Please sign exactly as name
                                          appears hereon. Executors,
                                          administrators, trustees, etc.
                                          should give full title as
                                          such.

              (This proxy is solicited by the Board of Directors)

- -------------------------------------------------------------------------------

 IMPORTANT: PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO
                             POSTAGE IS REQUIRED.